EXHIBIT 99.01

Contact:

Mary Ellen Ynes

Interwoven, Inc.

(408) 530-7043

mynes@interwoven.com

Interwoven Announces Stockholder Approval of the iManage Merger

Simultaneous Stockholder Meetings Approve Merger

Stockholders Also Approve Interwoven’s One-for-Four Reverse Stock Split

SUNNYVALE, Calif., November 18, 2003 – Interwoven, Inc. (Nasdaq: IWOV), provider of the world’s best-integrated enterprise content management platform, today announced that, at separate special meetings, stockholders approved the merger of Interwoven and iManage.

The merger was completed as of the close of NASDAQ trading today. As previously announced, factoring in the reverse stock split discussed below, iManage stockholders will receive $1.20 in cash (without interest) and 0.523575 of a share of Interwoven common stock for each share of iManage common stock they own, with cash paid in lieu of any fractional share of Interwoven common stock which otherwise would be issued to the iManage stockholders.

Interwoven’s stockholders also approved a one-for-four reverse stock split. The reverse split is effective as of the close of NASDAQ trading today, November 18, 2003, immediately prior to the closing of the merger with iManage. As a result of the reverse stock split, a “D” will be appended to Interwoven’s NASDAQ trading symbol for the next 20 days.

Appointments to Interwoven Executive Staff, Board of Directors

Effective with today’s merger close, iManage chief financial officer John Calonico has joined Interwoven’s executive team as senior vice president of finance, and will assume the position of chief financial officer in the first quarter of 2004. Additionally, iManage chief technology officer Rafiq Mohammadi assumes the new role of senior vice president of engineering and CTO. Together with Jack Jia, current senior vice president and CTO at Interwoven, they will form the “Office of the CTO.”

Also effective today, Mahmood Panjwani, president and chief executive officer of iManage, joined the Interwoven Board of Directors and was appointed Vice Chairman of the Board of Directors at Interwoven. Bob L. Corey, a former member of the iManage Board of Directors, also joined the Interwoven Board.

For more information on these new appointments, see today’s press releases

http://www.interwoven.com/pressrelease/newexecs and

http://www.interwoven.com/pressrelease/newboard.

The launch of the combined company as the New Interwoven will take place on November 24, 2003.

Conference Call

Interwoven will hold a conference call to provide additional details regarding the merger on November 25, 2003 at 2:00 pm PST, which may be accessed by calling (800) 810-0924, pass code #729166 and via the Web at

http://www.corporateir.net/ireye/ir_site.zhtml?ticker=IWOV&script=1010&item_id=771311.

A replay of this conference call will be available from 4:15 pm PST on November 25 through 10:00 pm PST Friday, November 28 by calling (719) 457-0820 or (888) 203-1112, pass code #729166.

About Interwoven

Interwoven, Inc. provides the world’s best-integrated enterprise content management platform. Allied with the leading enterprise application providers, the Interwoven ECM platform provides end-to-end content lifecycle management for 2,700 organizations worldwide including Air France, Cisco Systems, General Electric, General Motors, and Yamaha. For more information visit www.interwoven.com.

###

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on information available to us at the time of this release. These forward-looking statements include expectations about Interwoven personnel and performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. For a discussion of other risks that could cause actual results or events to differ materially from such forward-looking statements, see our most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov . Interwoven undertakes no duty to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.